Exhibit 99.1

FOR IMMEDIATE RELEASE

HERBERT K. PARKER ELECTED TO TMS INTERNATIONAL CORP.

BOARD OF DIRECTORS

PITTSBURGH, February 8, 2012 — TMS International Corp. (NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of outsourced industrial services to steel mills globally, announced today that the company’s Board of Directors (the “Board”) has elected Herbert K. Parker to fill a vacancy on the Board.

Mr. Parker, 53, has been Executive Vice President and Chief Financial Officer of Stamford, CT-based Harman International Industries Inc. (NYSE: HAR) since June 2008. He is also a member of Harman’s Group Executive Committee.

At Harman, he is responsible for all aspects of the company’s finance function including controllership, financial planning and analysis, tax, treasury, internal controls, mergers and acquisitions, information systems and investor relations.

“We are excited and pleased that Herbert has agreed to join our Board of Directors,” said Joseph Curtin, Chairman, President and CEO of TMS International Corp. “He has a tremendous wealth of global experience and we are confident he will bring new perspectives and add great value to our Board and to our company as we continue to grow internationally.”

Previously, Mr. Parker served in various senior financial positions with global power and technology company ABB Group for 28 years, from 1980 to 2008. His most recent position was as Chief Financial Officer of the $6 billion Americas region from 2006 to 2008 and based in Norwalk, CT. From 2002 to 2005 he was the Chief Financial Officer of the $12 billion global automation division, based initially in Zurich, Switzerland and later in Norwalk, CT.

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TMS International Corp.

12 Monongahela Avenue, Glassport, PA 15045

Phone: 412-678-6141    Fax: 412-675-8295

Mr. Parker began his career in 1980 as a staff accountant with ABB Combustion Engineering Systems in Chattanooga, TN. After a series of positions of increasing responsibility at ABB, Mr. Parker relocated to Sydney, Australia, as Internal Audit Manager for ABB Group in New Zealand and Australia. In 1994, he was promoted to Segment Controller for ABB China in Beijing and then in 1998 was promoted to Vice President and Business Controller for ABB in Zurich, Switzerland. In 2002, he was promoted to Chief Financial Officer based in Norwalk, CT. Mr. Parker left ABB in 2008 for his current position at Harman.

A native of Chattanooga, Mr. Parker earned a Bachelor’s Degree in Accounting from Lee University in Cleveland, TN.

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The company provides mill services at 82 customer sites in 11 countries and operates 29 brokerage offices from which it buys and sells raw materials across five continents.

Certain information in this news release contains forward-looking statements with respect to the company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the company’s business strategies, estimates of future global steel production and other market metrics and the company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve risks, uncertainties, estimates and assumptions that may cause the company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the company’s forward-looking statements can be found in the company’s Registration Statement on Form S-1. The company undertakes no obligation to update or revise forward-looking statements after the day of the release as a result of new information, future events or developments except as required by law.

Contacts:

Jim Leonard, Media Relations, 412-267-5226

Kelly Boyer, Investor Relations, 412-349-3007

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